Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bradley Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P. Roark, Rearden & Hamot, LLC Roark, Rearden & Hamot Capital Management, LLC Seth W. Hamot Douglas E. Linton John S. Ross

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 20, 2006, Costa Brava Partnership III L.P. issued a press release with respect to Bradley Pharmaceuticals, Inc.  A copy of the press release is filed herewith as Exhibit 1.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Exhibit 1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact
MacKenzie Partners, Inc.
Larry Dennedy: 212-929-5239
Bob Sandhu:     212-378-7061

COSTA BRAVA PARTNERSHIP III, L.P. LETTER TO SHAREHOLDERS:
INDEPENDENT PROXY ADVISORY FIRMS
RECOMMEND THAT SHAREHOLDERS OF BRADLEY PHARMACEUTICALS
VOTE COSTA BRAVA’S BLUE PROXY CARD AND
NOT MANAGEMENT’S CARD

October 20, 2006

Dear Fellow Shareholders:

Time is short.  The Annual Meeting is just days away and the future direction of Bradley Pharmaceuticals, Inc. (NYSE: BDY) is at stake.  Your vote is extremely important, no matter how many or how few shares you own.  We urge you to vote now by phone or internet by following the instructions on your BLUE proxy card today.  If you no longer have your BLUE proxy card, please follow the instructions at the end of this letter.

You’ve heard from us and you’ve heard from Bradley management.  Do not be misled by the vague promises and slick materials sent out by Dan Glassman and Bradley.  And don’t just take our word that our nominees are the right choice.  Listen to recommendations of two leading independent proxy advisory firms, which gave each side equal time to make its case.  After listening to both sides, Glass Lewis & Co. concluded, “In our opinion, the new Costa Brava directors will hold management accountable for its stated initiatives to strengthen its internal controls and enhance shareholder value.”  Institutional Shareholder Services said that “Mr. Seth Hamot and Mr. Douglas Linton would better represent shareholder interest.”

Again, these are the leading independent proxy advisory firms in the country.  They conducted an in-depth analysis, listened to both sides, and reached their own conclusions.

We are pleased that both of these independent companies acknowledged not only Bradley’s problems in corporate governance, executive compensation and director independence but also recognized that our nominees will actively contribute to the solution. (If you want to better understand these two proxy advisors’ missions, we encourage you to view their websites at www.issproxy.com and www.glasslewis.com.)

Here is a sampling of what the firms had to say in recommending that shareholders support Costa Brava’s nominees and proposals by voting the BLUE proxy card:

Our Nominees

In praise of nominees Hamot and Linton, ISS cited “Seth Hamot’s private equity/finance experience” and Doug Linton’s “prior experience at Cardinal and as a consultant to pharmaceutical manufacturers” as assets that “should benefit the board.”  Glass Lewis agreed, stating that “unaffiliated common shareholders would be best served with more robust oversight provided by the Costa Brava nominees.”

Corporate Governance

Both firms expressed concern over the corporate governance practices at Bradley and the effect those practices have had in eroding shareholder value.  Glass Lewis stated that “the decline in the Company’s value is attributable to the material weaknesses, financial restatements, and a SEC investigation that hang over an otherwise growing and profitable business.”  ISS noted that “Bradley has suffered from governance issues,” specifically pointing out that “the company did not file any 10-Q or 10-K statements with the SEC during the entire 2005 and is currently subject to an informal SEC investigation.”  Glass Lewis affirmed their belief that “the election of new directors to the board would be beneficial for unaffiliated shareholders.”

Executive Compensation:

ISS and Glass Lewis each raised a red flag over the compensation paid to executives while shareholder value declined.  ISS noted that “while there was very limited information about the company’s financial performance, key executives including Daniel Glassman and his son Bradley Glassman received significant salary increases.”  ISS went on to say, “[W]e find it difficult to justify the salary increases, especially during a period when there were no SEC filings regarding the company’s financial performance.”

Glass Lewis gave Bradley a grade of “F” in executive compensation, and they noted that “the Company paid more than its peers, but performed worse than its peers.”

Glass Lewis based their recommendation in part on the belief that “the Costa Brava nominees will likely cause the board to review its compensation practices, more closely aligning its executive compensation with the Company’s performance.”

Director Independence:

ISS and Glass Lewis expressed concern over entrenched management control of the board of directors and the corresponding lack of accountability for management’s empty promises.  Glass Lewis stated that “accountability has been lacking from the Bradley board of directors.”

ISS noted that this will not likely change if Bradley’s current nominees are elected, stating that the election of Mr. Stagnaro and Mr. Whitehead may “further entrench management’s control of the board.”

* * * * *

ISS and Glass Lewis echoed the same concerns that we have been sharing with shareholders throughout this proxy contest.  Yet there is a reason we are the largest shareholder.  We believe that these corporate governance issues and lack of accountability by management have held Bradley back from becoming a better company.  If elected, our nominees will work constructively with their fellow board members to improve Bradley’s corporate governance, tighten financial controls, lower product returns and maximize value for all shareholders.

We urge you to cast your vote by using your touch tone phone or via the internet by following the instructions on your BLUE proxy card.  You may also cast your vote for Costa Brava’s nominees by signing, dating and returning the BLUE proxy card you received in the mail.  But, we urge you to vote by phone or internet to ensure that your shares are represented at the meeting.  Please vote today.

Remember, only your latest dated proxy counts.  If you have previously voted a proxy sent to you by Bradley, you have every right to change your vote and support Costa Brava’s nominees by executing a later dated BLUE proxy using any of the methods listed above.

If you have questions about our campaign or require help voting your shares, we urge you to call our proxy solicitors, MacKenzie Partners, Inc., toll-free at 800-322-2885 or 212-929-5500 (call collect).  You may also email questions to savebradley@mackenziepartners.com.

          Thank you for your support.

Sincerely,

COSTA BRAVA PARTNERSHIP III, L.P.

Permission to use quotations from the ISS report and the Glass Lewis report was neither sought nor obtained.

COSTA BRAVA PARTNERSHIP III L.P., ROARK, REARDEN & HAMOT, LLC, ROARK, REARDEN & HAMOT CAPITAL MANAGEMENT, LLC, SETH W. HAMOT, DOUGLAS E. LINTON AND JOHN S. ROSS (COLLECTIVELY, THE “PARTICIPANTS”) FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON SEPTEMBER 29, 2006, TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF BRADLEY PHARMACEUTICALS, INC.  INFORMATION RELATING TO THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC.

STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

THE DEFINITIVE PROXY STATEMENT, FORM OF PROXY AND OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.